UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2017

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On June 8, 2017, the Compensation Committee of the Board of Directors approved an increase to the base salary of Joel Smejkal, Executive Vice President Business Head Passive Components, to $279,256, effective August 1, 2017.

Item 7.01 – Regulation FD Disclosure

The quarterly cash dividend program of Vishay Intertechnology, Inc. (the "Company") results in adjustments to the conversion rate and effective conversion price for each issuance of the Company's convertible senior debentures, specifically, the 2.25% Convertible Senior Debentures due 2040, the 2.25% Convertible Senior Debentures due 2041, and the 2.25% Convertible Senior Debentures due 2042. As required by the indentures governing the terms of each issuance of debentures, the Company has delivered a notice and officers' certificate to the trustees regarding these adjustments.

Pursuant to the indentures governing the terms of each issuance of debentures, effective June 13, 2017 (the ex-dividend date), the adjusted conversion rate and adjusted effective conversion price are as follows (subject to the conditions applicable to conversion of debentures set forth in the indentures):

	Due 2040	Due 2041	Due 2042

Conversion Rate (shares of common stock per $1,000 principal amount of debentures)	76.6985	55.9705	90.1791
Effective conversion price (per share)	$13.04	$17.87	$11.09

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2017

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer